Exhibit 10.1

This will confirm the proposal of American Access Technologies, Inc. (the “Company”) to issue and deliver to Archibald J. Thomas, III (“AJTIII”) 21,500 shares of Company common stock (the “Shares) in connection with its financial obligation to AJTIII. Upon acceptance of this proposal by AJTIII the Company will instruct its transfer agent to issue and forward directly to AJTIII a share certificate on the next business day following the acceptance of this proposal.

The Company will file with the Securities and Exchange Commission a Registration Statement on Form S-3, covering the sale of such shares by AJTIII as selling stockholder, within ten (10) business days after this proposal is accepted by AJTIII.

In connection with his acceptance of the foregoing acquisition of Company Common Stock AJTIII represents and warrants to the Company:

(a) That he has such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of acquiring the Common Stock of the Company pursuant to this Agreement;

(b) That all documents, records and books pertaining to the Company and requested by him have been made available to him.

(c) That he has had an opportunity to ask questions of and receive answers from an officer of the Company concerning the Company and has been offered access to the filings of the Company with the Securities and Exchange Commission.

(d) That the shares are not transferable by him without compliance with applicable Federal and state securities laws and until disposed of in accordance with the Company’s S-3 Registration Statement or an exemption from registration under the Securities Act of 1933, as amended, the shares will contain a restrictive legend and transfer shall be made only in accordance with applicable securities law.

Please indicate your acceptance of this proposal by signing a copy of this proposal where indicated and return for our records.

Yours very truly, AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Joseph F. McGuire
Joseph F. McGuire Chief Financial Officer

The foregoing is accepted.

By:	/s/ Archibald J. Thomas, III
Archibald J. Thomas, III